UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

GENERAL MILLS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota (Mail: P.O. Box 1113)	55426 (Mail: 55440)
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On September 20, 2006, General Mills, Inc. (the “Company”) disclosed the reclassification of certain previously reported fiscal 2006 and 2005 financial information to conform with the fiscal 2007 presentation. Beginning with the first quarter of fiscal 2007, the Company is shifting selling responsibility for several customers from its Bakeries and Foodservice segment to U.S. Retail. In addition, the Company is making certain changes in the classifications of revenues and expenses. These changes include:

•	Classifying shipping costs associated with the distribution of finished products to the Company’s customers as costs of sales (previously recorded in selling, general and administrative expense); and
•	Classifying certain trade-related costs and customer allowances as costs of sales or selling, general and administrative expense (previously recorded as reductions of sales).

Financial information for the four quarters of fiscal 2006 and 2005, as reported and as reclassified, is available on the Company’s website at www.generalmills.com in the “Investors” section.

The Company plans to announce earnings results for the first quarter of fiscal 2007 before market open on September 21, 2006.

The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006

GENERAL MILLS, INC.
By:	/s/ Siri S. Marshall
Name: Siri S. Marshall Title: Senior Vice President, General Counsel & Secretary